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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (No. 333-101899) on Form S-3 of Convergys Corporation of our report dated June 15, 2001 with respect to the consolidated profit and loss account, cash flow statement and statement of total recognized gains and losses of Geneva Technology Limited and subsidiaries for the year ended December 31, 2000 which report appears in the Form 10-K of Convergys Corporation dated March 6, 2003 (none of the aforementioned financial statements are separately presented therein).





/s/ KPMG LLP

Cambridge, United Kingdom
March 26, 2003














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